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[PRINCETON LOGO]                   NEWS RELEASE

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                                                                  DATE:  8/24/98

     The Board of Directors of Princeton National Bancorp, Inc. (PNBC), announced today that a ruling was received on its subsidiary bank's (Citizens First National Bank) lawsuit which was filed against Cincinnati Insurance Company, the carrier of the bank's Director's & Officers Liability insurance. The case was heard in the United States District Court for the Northern District of Illinois, Eastern Division, in Chicago, Illinois. The Judge ruled in favor of the bank on all issues and awarded $4,900,000 in damages. In addition, the Judge also awarded pre-judgment interest on the $4,900,000 from August 21, 1985 to August 14, 1998 and reasonable attorneys' fees and costs incurred by the bank in its litigation against Cincinnati Insurance Company.

     The bank filed a claim with Cincinnati Insurance Company in 1995 on losses that were incurred on inverse floater investments that were carried in certain Trust accounts.

     It is not known at this time whether the defendant will appeal. They have 30 days in which to do so.

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     Inquiries should be directed to:

          Lou Ann Birkey
          A.V.P. & Corporate Secretary
          Princeton National Bancorp, Inc.
          606 South Main Street
          Princeton, Illinois  61356
          (815) 875-4444